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                                PACKETEER, INC.
                                 OEM AGREEMENT

                               AGREEMENT NO. 2080


    THIS OEM AGREEMENT (the "Agreement") is entered into as of this 17 day of December, 1998 (the "Effective Date"), by and between PACKETEER, INC., a Delaware corporation having its principal place of business at 10495 N. De Anza Blvd., Cupertino, CA 95014 (together with any Affiliates, "Packeteer"), and ADC TELECOMMUNICATIONS, INC., a Minnesota corporation having its principal place of business at 12501 Whitewater Drive, Minnetonka, MN 55343 (together with any Affiliates, "ADC").

                                    RECITALS

    Packeteer is engaged in the design and manufacture of certain products, incorporating both hardware and software elements, which products are utilized in the allocation of bandwidth on wide area network access lines, and related products.

    ADC is engaged in the design and manufacture of certain products, incorporating both hardware and software elements, which products are utilized in networks.

    ADC desires to port Packeteer's software to ADC's platform, and to incorporate additional ADC software and hardware elements to create an enhanced WAN access product and to distribute such product.

    Accordingly, the parties agree as follows:

1.  DEFINITIONS

    1.1 "AFFILIATE" means an entity controlling, controlled by, or under common control with a party, such control being exercised through ownership or control, directly or indirectly, of 50% or more of the voting power of the shares.

    1.2 "ADC PRODUCT" means ADC's product that incorporates the Ported Software, and which provides all the functionality detailed in ATTACHMENT F ("Specifications for ADC Product"), and no greater or lesser functionality than that detailed therein. In addition to the Ported Software, the ADC Product includes the following components:

        1.2.1 "ADC SOFTWARE" means the software portion of the ADC Product (other than the Ported Software) developed by or for ADC. The ADC Software has been partially developed as of the Effective Date. The ADC Software will be integrated with Packeteer Software only through the Packeteer API.

        1.2.2. "ADC HARDWARE" means the hardware portion of the ADC Product developed by or for ADC.


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     1.3  PACKAGES. The Packeteer Software comprises a single OEM software component that includes the following packaging options:

          1.3.1 "APPLICATION DISCOVERY SOFTWARE PACKAGE" (SHAPING OFF MODE) means the Packeteer Software as enabled only for analyzing network traffic flow and usage and for measuring information related to the network traffic flow, as described in the PacketShaper/ADC OEM Deliverables document referenced in ATTACHMENT A ("Packeteer Software").

          1.3.1 "RATE CONTROL SOFTWARE PACKAGE" (SHAPING ON/OFF MODE) means the Packeteer Software as enabled for analyzing network traffic flow and usage and for prioritizing packets and limiting/controlling partitions that specify minimum and maximum levels for aggregate traffic classes, as described in the PacketShaper/ADC OEM Deliverables document referenced in ATTACHMENT A ("Packeteer Software").

     1.4 "PACKETEER DOCUMENTATION" means the training manuals and end user manuals supplied to ADC by Packeteer relating to the Packeteer Software.

     1.5 "PACKETEER SOFTWARE" means that software listed as "Packeteer Software" in ATTACHMENT A ("Packeteer Software), and any Updates thereto provided under this Agreement. The Packeteer Software includes the following components:

          1.5.1 "PACKETEER SOFTWARE SOURCE" means the human-readable source code for the Packeteer Software. The Packeteer Software Source does not include any third party software or materials which Packeteer is unable to sublicense in source code form.

          1.5.2 "PACKETEER SOFTWARE INFORMATION" means supporting information provided by Packeteer to enable a programmer reasonably skilled in the art to make use of the Packeteer Software source.

          1.5.3 "PACKETEER API" means an application programming interface developed by Packeteer to permit third party software (such as the ADC Software) to call certain documented functions in the Packeteer Software. The Packeteer API is described in detail in ATTACHMENT B ("PacketShaper: OEM Software Porting Guide"), (the "PACKETSHAPER PORTING GUIDE document, Revision 1.10, dated 11/9/98.

     1.6 "PORTED SOFTWARE" means the software, in object code form only, resulting from ADC's porting and compilation of the Packeteer Software Source and the Packeteer API to the ADC platform.

     1.7 "SOURCE CODE SITES" means those geographic locations at which ADC may access, store and use the Packeteer Software Source and that are specified in ATTACHMENT H ("Source Code Sites"). The Source Code Sites may be changed, or other sites added, upon mutual written agreement of the parties, where Packeteer's approval will remain in its sole discretion.

     1.8 "UPDATES" means those additions, modifications, error corrections, bug fixes, enhancements, updates, upgrades, future versions and any derivative works made by Packeteer (or by a third party on Packeteer's behalf) to the Packeteer Software (or any component thereof)




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and made generally commercially available by Packeteer. Updates is not meant to include other modules or plug-ins which have unique characteristics for specific markets and that are designed to be used in connection with the feature set (and no more than the feature set) of the Packeteer Software provided to ADC in accordance with ATTACHMENT A ("Packeteer Software").

2.   LICENSE GRANTS

     2.1 LIMITED SOURCE CODE LICENSE. Subject to the terms and conditions of this Agreement, Packeteer hereby grants to ADC a non-exclusive, non-transferable license to use the Packeteer Software Source at a Source Code Site for the sole purpose of porting and compiling the Packeteer Software Source and Packeteer API to ADC's platform to create the Ported Software for inclusion in the ADC Product.

     2.2 DISTRIBUTION LICENSE. Subject to the terms and conditions of this Agreement, Packeteer hereby grants to ADC a non-exclusive, non-transferable, royalty-bearing license to reproduce the Ported Software and sublicense and distribute (through multiple tiers of distribution) the Ported Software solely as integrated with the ADC Product, by way of licenses to end user customers ("End User Licenses" and "End Users," respectively). Notwithstanding the foregoing, ADC will be permitted to distribute Updates to existing End Users on an unbundled basis.

     2.3  EXCLUSIONS.

          2.3.1 THIRD PARTY TOOLS. No license is granted hereunder to any third party development tools or other software required to replicate the Packeteer Software development environment ("Third Party Tools").

          2.3.2 OTHER EXCLUDED COMPONENTS. The materials delivered may contain certain third party software excluded from the definition of Packeteer Software ("Excluded Components"). Such Excluded Components and any additional or different terms applicable thereto are described in ATTACHMENT A.

          2.3.3 NO ADDITIONAL RIGHTS. ADC specifically acknowledges that, other than as expressly set forth above, no rights to the Packeteer Software are granted to ADC hereunder and there are no implied licenses under this Agreement. Without limiting the generality of the foregoing, ADC acknowledges that it has no right to modify the Packeteer Software Source or Packeteer API, and that any modification will be deemed a material breach of the Agreement. In addition to any remedies available to Packeteer for such breach, Packeteer will have no obligations to support the modified Packeteer Software or the resulting ADC Product, and ADC shall assign all rights, title and interest in any created unpermitted modifications to Packeteer. Further, ADC agrees that the ADC Software and ADC Hardware will only access the Ported Software by means of the Packeteer API (i.e., no calls will be made to the Ported Software except through the Packeteer API); breach of the foregoing will also be deemed a material breach of this Agreement. Except as expressly set forth above, ADC will have no right to sublicense or transfer the rights granted herein to any third party.

     2.4 DOCUMENTATION. Subject to the terms and conditions hereof, Packeteer grants to ADC a royalty-free non-exclusive, non-transferable, sub-licensable license to localize,

                                       3.



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reproduce, distribute, reformat, modify and sublicense the Packeteer
Documentation so as to apply to the ADC Product. ADC recognizes that its ownership of any derivative works of the Packeteer Documentation is subject to Packeteer's underlying ownership of the Packeteer Documentation. ADC agrees that it will not modify or delete any copyright notices or other proprietary notices included in the Packeteer Documentation without written approval of Packeteer. Packeteer will have the right to inspect the modified Packeteer Documentation to ensure that it meets Packeteer's quality standards.

     2.5 TRADEMARK LICENSE. Subject to compliance with the terms of this Agreement (including, but not limited to, PARAGRAPH 11 ("Trademarks")) and ATTACHMENT D ("Packeteer Trademarks"), Packeteer hereby grants to ADC a non-exclusive, non-transferable, limited license to use the trademarks set forth in ATTACHMENT D ("Packeteer Trademarks") in connection with the marketing and distribution of the ADC Products.

     2.6 END USER LICENSE. ADC will take all steps necessary to protect Packeteer's proprietary rights in the Packeteer Software and to ensure that each ADC Product will be accompanied by a localized copy of ADC's standard software license agreement applicable to such software which will include terms and conditions no less protective of Packeteer's interests as those set forth in ATTACHMENT C ("Packeteer End User License Agreement").

3.   DELIVERY

     3.1 INITIAL DELIVERY; ACCEPTANCE. Upon receipt of the Initial Delivery Fee, Packeteer will deliver the Packeteer Software to ADC, including the Packeteer Software Source, the Packeteer Software Information, the Packeteer API, and the Packeteer Documentation, all in electronic form, and where suitable, also in paper form. The Packeteer Software will be deemed accepted upon delivery.

     3.2 MAINTENANCE DELIVERIES. So long as ADC has paid the applicable maintenance fees and Packeteer is still offering maintenance releases for the Packeteer Software, Packeteer will deliver applicable Updates to the Packeteer Software as such Updates are made generally available to Packeteer's customers. Such deliveries will be deemed accepted upon delivery.

     3.3 INCORPORATING UPDATES. ADC will have the opinion to incorporate such Updates into the ADC Product, provided that if ADC fails to successfully incorporated such Updates within one (1) year after such Update is made available to ADC, (a) the trademark license set forth in PARAGRAPH 2.5 ("Trademark License") will terminate and ADC will cease to use the Trademarks in connection with such ADC Product, and (b) Packeteer will bear no obligation to continue to provide technical support (but will continue to provide Updates during the Maintenance Period) for such out-of-date ADC Product.

4.   SUPPORT AND MAINTENANCE

     4.1 DEMONSTRATION. Packeteer will provided a "walk-through" demonstration (not to exceed one day) for the Packeteer Software, and periodically for each Update it delivers.

     4.2 MODIFICATIONS TO PACKETEER SOFTWARE. In the course of developing the ADC Product, ADC may from time to time request that Packeteer make changes to the Packeteer



                                       4.

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


Software in order to provide additional functionality. During the period in which ADC is paying Packeteer for maintenance and is in compliance with its maintenance obligations (a "Maintenance Period"), Packeteer agrees to consider such requested changes promptly, and if it finds, in its sole discretion, such requested changes to be reasonable to the future development of the Packeteer Software, to implement such changes promptly as an Update, all without additional charge to ADC.

      4.3 END USER SUPPORT. ADC will be solely responsible for providing all support and maintenance for End Users of the ADC Product. ADC will provide its End Users with reasonable documentation, warranty service, and e-mail or telephone support for the use of the ADC Product consistent with good industry practice and the terms of this Agreement.

      4.4 TECHNICAL SUPPORT. During the Maintenance Period, Packeteer will provide ADC (but not ADC's End Users, distributors or resellers) with development support (including access to technical, engineering and management staff) in the form of telephone and e-mail responses to questions that ADC may have with respect to the current version of the Packeteer Software and any previous versions released by Packeteer within the past twelve (12) months. Packeteer will provide support solely for questions related to the unmodified Packeteer Software. In the event that such technical support requests become unduly burdensome, the parties shall confer to discuss whether the number of hours per month which Packeteer spends providing support should be reduced, or if the fee for such support should be increased.

      4.5 COMPATIBILITY. Updates provided hereunder for functionality that has previously been implemented by ADC will be "backwards compatible" (so that there will be no substantial loss of functionality) with the previously released version and any versions released in the preceding twelve (12) months.

5.    PAYMENTS

      5.1 INITIAL DELIVERY. On the Effective Date, ADC will pay Packeteer a fee (the "Initial Delivery Fee") of [*]. This Initial Delivery Fee shall include maintenance and support for a one (1) year period following the Effective Date. Packeteer will make the initial delivery of the Packeteer Software to ADC within five (5) business days of the Effective Date.

      5.2 ANNUAL MAINTENANCE. For each additional year (commencing on the anniversary of the Effective Date) for which ADC desires to receive Updates and technical support, it will pay Packeteer an annual maintenance fee (the "Maintenance Fee") as set forth on SCHEDULE 1 ("Fees"). Any decision by ADC not to pay an annual Maintenance Fee shall terminate those obligations by Packeteer to provide Updates under PARAGRAPH 3.2 ("Maintenance Deliveries") and technical support under PARAGRAPHS 4.2 ("Modifications to Packeteer Software") and 4.4 ("Technical Support") but shall not otherwise terminate the licenses granted in PARAGRAPHS 2.1 ("Limited Source Code License") and 2.2 ("Distribution License") or other obligations of the Parties to this Agreement. Any decision by ADC not to pay an annual Maintenance Fee shall not relieve ADC from any of its obligations under this Agreement including the payment of the Royalties under PARAGRAPH 5.3 ("Royalties"). Upon a failure by ADC to successfully incorporate any Update as contemplated in PARAGRAPH 3.3 ("Incorporating Updates") within one (1) year after it is delivered to ADC, (a) ADC will cease to use the Trademarks (as described




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in PARAGRAPH 3.3 ("Incorporating Updates")), and (b) Packeteer shall have the option not to accept any further Maintenance Fee from ADC and to terminate its obligations to provide Updates under PARAGRAPH 3.2 ("Maintenance Deliveries") after the current Maintenance Period.

      5.3 ROYALTIES. The royalties and other fees payable will be as set forth on SCHEDULE 1 ("Fees").

      5.4 TAXES. ADC agrees to pay, and to indemnify and hold Packeteer harmless from, any sales, use, excise, import or export, value added or similar tax, not based on Packeteer's net income, as well as the collection or withholding thereof, including penalties and interest, as well as any costs associated with the collection or withholding thereof, and all government permit or license fees and all customs, duty, tariff and similar fees levied upon the delivery of the Packeteer Software, the ADC Product or related products, as well as any costs associated with the collection of any of the foregoing items. ADC will be responsible for obtaining, at its expense, all required import licenses, permits or other governmental orders. If a resale certificate or other certificate, document or other evidence of exemption or payment or withholding of taxes by ADC is required in order to exempt the distribution or licensing of the Packeteer Software, ADC Product or other related product from any such liability or to enable Packeteer to claim any tax exemption, credit, or other benefit, ADC will promptly furnish such certificate or document to Packeteer.

      5.5 REPORTING. On a quarterly basis, ADC will, within thirty (30) days following the end of such quarter, provide Packeteer a report including the following: (a) the number of units of the ADC Product sold during that quarter, broken down by units in which the Rate Control Software Package is and is not enabled; (b) geographic information related to the units of ADC Product sold during that quarter, including, at least, by the country of the sale and, if in the United States, also by the State and zip code of the sale; (c) the number of previously sold units of the ADC Product for which the Rate Control Software Package was enabled during that quarter; and (d) the royalty payments due during that quarter.

      5.6 AUDIT. Each party will keep and maintain, for a period of three (3) years, proper records and books of account relating to licenses of the ADC Product to customers and End Users. Upon reasonable notice to the other party, a party may have a reputable independent auditor inspect, at the requesting party's expense, such records to verify the other party's payments hereunder no more than once every six (6) months; however, if the audit reveals a discrepancy of more than 5%, then the recordkeeper will pay for the cost of the audit and the auditing party will have the right to conduct another audit within the six (6) month period.

      5.7 MANNER OF PAYMENT. All payments due hereunder are in U.S. Dollars. ADC shall include royalty payments with each report.

      5.8 OVERDUE PAYMENTS. Overdue payments will be subject to a finance charge of the lesser of one and one-half percent (1-1/2%) per month or the highest interest rate allowed by law, for each month or fraction thereof that such amounts are past due.

6.    DEVELOPMENT AND TESTING




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      6.1   ADC DEVELOPMENT RESPONSIBILITIES. ADC will be responsible for creating the Ported Software, the ADC Product, and incorporating Updates in the ADC Product in compliance with the terms of the Agreement. In addition, ADC will be responsible for creating and delivering to Packeteer a list of errors found prior to Packeteer's certification or testing of the ADC Product pursuant to ATTACHMENT G ("Test Certification Procedures").

      6.2 TESTING AND CERTIFICATION OF ADC PRODUCTS. ADC will test each version of the ADC Product. Once yearly, Packeteer will certify ADC's test results or perform independent testing in accordance with the procedures in ATTACHMENT G ("Test Certification Procedures"). If the ADC Product passes Packeteer's Test Certification Procedures, then ADC shall be entitled to market and distribute the ADC Product under the Trademarks under the terms of this Agreement and advise End Users that the ADC Product has passed the Test Certification Procedures. ADC will provide Packeteer with reasonable access to the ADC Software and Ported Software, including, but not limited to, exposing command line interfaces for the ADC Software in the testing versions of the ADC Product in order to permit Packeteer to perform regression testing and to confirm that no unpermitted modifications have been made to the Packeteer Software. Such regression testing will not be designed to permit Packeteer to analyze the ADC Software (its source or object code) to determine the manner and methods utilized in supporting its functionality without the prior written permission of ADC.

      6.3 LOANED EQUIPMENT. ADC will loan Packeteer all necessary equipment for such certification testing. All equipment loaned by ADC to Packeteer will remain the property of ADC, will be fully insured by Packeteer, and will be returned to ADC at its request after termination of Packeteer's testing activities hereunder. ADC will pay all shipping and other costs (including, without limitation, custom fees and duties) resulting from delivery of such loaned equipment to Packeteer. Any loaned equipment will be returned to ADC by Packeteer, shipping, insurance and any other applicable costs prepaid by ADC. While in the possession of Packeteer, the loaned equipment will be maintained by ADC in good working order.

7.    MARKETING

      7.1 PROMOTIONAL EFFORTS. Without limiting ADC's ability to develop Competitive Products (as defined in PARAGRAPH 10.8 ("Access")) in compliance with the terms of this Agreement, ADC agrees to use its reasonable commercial efforts to market and distribute the ADC Product to End Users. ADC may advertise the ADC Product in advertising media of ADC's choice. ADC will use the Trademarks in accordance with the terms of this Agreement in conducting such marketing efforts.

      7.2 PRESS RELEASE. The parties will create a mutually agreeable press release to announce the execution of this Agreement. Neither party will disclose any terms of the Agreement, except pursuant to a mutually agreeable press release or as otherwise required by law.

8.    WARRANTY

      8.1 PACKETEER WARRANTY. Packeteer warrants for a period of ninety (90) days from delivery (the "Warranty Period") that the unmodified Packeteer Software Source will compile in




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the development environment specified by Packeteer to yield the corresponding object code version of such source code (excluding any Excluded Components). If ADC reports to Packeteer a failure of the Packeteer Software Source to conform to the foregoing warranty during the Warranty Period, and provides such detail as Packeteer may require to permit Packeteer to reproduce such failure, Packeteer, at its expense, shall use reasonable commercial efforts to modify or replace the Packeteer Software Source to correct such failure. ADC acknowledges that the Packeteer Software Source delivered by Packeteer to ADC will require adaptation by ADC or Packeteer for compatibility with ADC platforms and configurations, which platforms and configurations will generally be different from the development environment and platform used by Packeteer. ADC acknowledges that the Packeteer Software is of such complexity that it may have inherent defects, and agrees that Packeteer makes no other warranty, either express or implied, as to any matter whatsoever. The foregoing states Packeteer's sole and exclusive warranty to ADC concerning the Packeteer Software Source and ADC's sole and exclusive remedy for breach of warranty.

     8.2 DISCLAIMER. EXCEPT AS SET FORTH IN PARAGRAPH 8.1 ("PACKETEER WARRANTY"), THE PACKETEER SOFTWARE IS PROVIDED TO ADC "AS-IS" AND WITHOUT ANY WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY. PACKETEER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

9.   INDEMNITY

     9.1 BY PACKETEER. Packeteer agrees to defend and otherwise hold ADC harmless from any costs, damages and reasonable attorneys' fees resulting from any claim that the uses permitted hereunder of the Packeteer Software infringe any U.S. patents or U.S. copyrights, or misappropriate the trade secrets of any third party, provided that ADC gives Packeteer prompt written notice of any such claim, tenders to Packeteer the defense or settlement of such a claim at Packeteer's expense, and cooperates with Packeteer, at Packeteer's expense, in defending or settling such claim. If Packeteer receives notice of an alleged infringement or if ADC's use of the Packeteer Software is prevented by permanent injunction, Packeteer may, at its sole option and expense, procure for ADC the right to continue use of the Packeteer Software, modify the Packeteer Software such that it is no longer infringing, or replace the Packeteer Software with software of similar functional capability (in either of the latter two options, the revised or replacement software must be backwards compatible as that term is defined in PARAGRAPH 4.5 ("Compatibility")), or terminate the license and return to ADC the Initial Delivery Fee. PACKETEER'S OBLIGATIONS UNDER THIS SECTION WILL BE ADC'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY PROPRIETARY RIGHT. PACKETEER WILL HAVE NO LIABILITY TO ADC IF ANY ALLEGED INFRINGEMENT OR CLAIM THEREOF IS BASED UPON THE USE OF THE PACKETEER SOFTWARE IN CONNECTION OR IN COMBINATION WITH EQUIPMENT, DEVICES OR SOFTWARE NOT DELIVERED BY PACKETEER (IF SUCH INFRINGEMENT OR CLAIM COULD HAVE BEEN AVOIDED BY THE USE OF THE UNMODIFIED PACKETEER SOFTWARE WITH OTHER EQUIPMENT, DEVICES OR SOFTWARE), OR THE USE OF THE PACKETEER SOFTWARE OTHER THAN AS PERMITTED UNDER THIS AGREEMENT OR IN A MANNER FOR WHICH IT WAS NOT INTENDED, OR, AFTER THE TRANSITION PERIOD (AS DEFINED IN PARAGRAPH



                                       8.

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9.1.1) USE OF OTHER THAN THE MOST CURRENT RELEASE OF THE PACKETEER SOFTWARE (IF
SUCH CLAIM WOULD HAVE BEEN PREVENTED BY THE USE OF SUCH RELEASE).

     9.1.1 UPDATES. IF PACKETEER GIVES ADC NOTICE THAT A SPECIFIC UPDATE IS REQUIRED IN ORDER TO AVOID INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, AND IF WITHIN SIXTY (6) DAYS ("THE TRANSITION PERIOD") ADC FAILS TO USE SUCH UPDATE AND TO DISTRIBUTE SUCH UPDATE TO ITS END USERS, THEN PACKETEER WILL HAVE NO LIABILITY TO ADC UNDER PARAGRAPH 9.1 FOR INFRINGING SUCH INTELLECTUAL PROPERTY RIGHTS IF THE INFRINGEMENT WOULD BE AVOIDED IF ADC ADOPTED SUCH UPDATE.

     9.2 BY ADC. ADC agrees to defend and otherwise hold Packeteer harmless from any costs, damages and reasonable attorneys' fees resulting from any claim that the uses permitted hereunder of the ADC Product infringe any U.S. patents or U.S. copyrights, or misappropriate the trade secrets of any third party, provided that Packeteer gives ADC prompt written notice of any such claim, tenders to ADC the defense or settlement of such a claim at ADC's expense, and cooperates with ADC, at ADC's expense, in defending or settling such claim. ADC'S OBLIGATIONS UNDER THIS SECTION WILL BE PACKETEER'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY PROPRIETARY RIGHTS.

10.  PROTECTION OF PROPRIETARY RIGHTS

     10.1 PACKETEER OWNERSHIP. Packeteer and its suppliers are the sole and exclusive owners of all rights, title and interest, including all Trademarks, copyrights, patents, trade names, trade secrets, and other intellectual property rights to the Packeteer Software, and in any modifications made to the Packeteer Software at ADC's request or suggestion under PARAGRAPH 4.2 ("Modifications to Packeteer Software"). Except for the rights expressly enumerated herein, ADC is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether or not registered), or any other rights, franchises or licenses with respect to the Packeteer Software. ADC agrees to protect the Packeteer Software in accordance with PARAGRAPH 10 ("Protection of Proprietary Rights") and ATTACHMENT E ("Secure Procedures"). Failure to protect the proprietary rights of Packeteer and its suppliers in the Packeteer Software, as required by this Agreement, will be considered a material breach of this Agreement.

     10.2 ADC OWNERSHIP. ADC and its suppliers are the sole and exclusive owners of all rights, title and interest, including all trademarks, copyrights, patents, trade names, trade secrets, mask works, and other intellectual property rights to the ADC Product (excluding the Ported Software). Except for the rights expressly enumerated herein (e.g., the right to perform certain regression testing), Packeteer is not granted any rights to patents, copyrights, trade secrets, mask works, trade names, trademarks (whether or not registered), or any other rights, franchises or licenses with respect to the ADC Product. Packeteer agrees to protect the ADC Product in accordance with PARAGRAPH 12 ("Confidentiality").



                                       9.
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     10.3 COOPERATION. The parties agree to cooperate and execute documents reasonably requested to confirm such ownership or to obtain protection under any intellectual property law.

     10.4 PROPRIETARY NOTICES. ADC agrees that as a condition of its rights hereunder, it shall not alter the proprietary notices included in the materials delivered by Packeteer, and that each copy of the Ported Software will contain the same proprietary notices which appear on or in the materials provided by Packeteer to ADC. More specifically, ADC agrees that a valid Packeteer copyright notice will appear on the media or will be displayed on any screen visible to a user when any ADC proprietary notices are visible, in the following format or such other format as Packeteer specifies by written notice to ADC: the name of the program, the word "Copyright" and the "(C)" symbol, the year 1996 (the date of first creation of the Packeteer Software), followed by a hyphen and the year of the most recent version of the Packeteer Software, and the name of the copyright owner and the words "All Rights Reserved." Presence of a copyright notice does not constitute an acknowledgment of publication. ADC will ensure that the trademark notices are displayed in the ADC Product as set forth in PARAGRAPH 11 ("Trademarks").

     10.5 UNAUTHORIZED DISTRIBUTION OR COPYING. ADC agrees that (except as expressly permitted by this Agreement): (a) distributing, copying, duplicating or otherwise reproducing all or any part of the Packeteer Software, (b) distributing or using copies of all or any portion of the Packeteer Software other than as embedded in a royalty-bearing ADC Product, or (c) failing to ensure that each End User receives a license agreement as required by PARAGRAPH
2.6 ("End User License") will constitute a material breach of this Agreement.

     10.6 GOVERNMENT AGREEMENTS. ADC will take all reasonable steps in making proposals to and agreements with governments that involve the ADC Product and related documentation to ensure that Packeteer's proprietary rights receive the maximum protection available from such governments for commercial computer software and related documentation developed at private expense.

     10.7 PACKETEER TRADE SECRETS. Packeteer represents that the Packeteer Software and those techniques, algorithms, and processes contained in the Packeteer Software which have been developed, acquired or licensed by Packeteer, or any modification or extraction thereof, constitute trade secrets of Packeteer and/or its suppliers, and ADC agrees they will be used by ADC only in accordance with the terms of this Agreement. ADC will take all measures reasonably required to protect the proprietary rights of Packeteer and its suppliers in the Packeteer Software Information.

     10.8 ACCESS. In consideration of the licenses and access to proprietary information and technology of Packeteer granted under this Agreement, ADC hereby agrees: (a) not to use the Packeteer Software to develop, manufacture or distribute goods which compete with the Packeteer products ("Competitive Products"); and (b) to obtain the Packeteer Software only from Packeteer. Subject to the terms of restrictions on use of proprietary information (including, but not limited to this PARAGRAPH 10 ("Protection of Proprietary Rights"), ATTACHMENT D ("Packeteer Trademarks"), and ATTACHMENT E ("Secure Procedures") provided under this Agreement, this Agreement does not preclude ADC from independently developing similar technologies or products, where ADC can demonstrate by competent proof that such independent


                                      10.
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development has been created without reference to the Packeteer Software
Source, Packeteer Software Information, or Packeteer Documentation.

11.   TRADEMARKS

      11.1 PROPER USE. Unless ADC or Packeteer opt to terminate the following requirement of trademark usage and the trademark license of PARAGRAPH 2.5 ("Trademark License") under the conditions set out below, ADC will make use of the Packeteer Trademarks in accordance with the guidelines and requirements set forth in ATTACHMENT D ("Packeteer Trademarks") and the standard guidelines and usage requirements as promulgated by Packeteer from time to time regarding the Trademarks. If Packeteer promulgates any changes to the standard guidelines and usage requirements, then ADC: (a) shall have six (6) months to continue operating under the old guidelines; (b) shall have six (6) months to continue operating under the old guidelines for existing inventory. Either Packeteer or ADC shall have the right to terminate the trademark usage requirement of this PARAGRAPH 11.1 ("Proper Use") if ADC does not pay an annual Maintenance Fee as set out in PARAGRAPH 5.2 ("Annual Maintenance") when such Maintenance Fee is due. Furthermore, Packeteer shall, under the same instance, additionally be able to prohibit ADC from using any Packeteer Trademark.

      11.2 RIGHT OF REVIEW. In order to assure the Packeteer Trademarks are associated only with products and services of Packeteer's high quality standards, Packeteer will have the right to inspect and review all such products and services. In the event that any use of the Packeteer Trademark does not comport with the quality standards set by Packeteer, Packeteer will advise ADC, and ADC will improve the quality within thirty (30) days so as to comport with Packeteer's standards or cease use of the Packeteer Trademarks immediately.

      11.3 NO COMPETITIVE EXPLOITATION OF TRADEMARKS. With respect to any Competitive Products which ADC develops or markets, ADC agrees that ADC will not exploit its access to the Packeteer Software, its relationship with Packeteer, or the existence of the Ported Software to promote Competitive Products. Furthermore, so long as ADC is marketing the ADC Product under the Trademarks, ADC agrees to use all reasonable efforts to distinguish the ADC Product from any Competitive Product when displaying or referring to the ADC Product in advertisements, catalogs, brochures and at trade shows by (a) identifying the ADC Product prominently and exclusively with the Trademarks in such proximity that the viewer is unlikely to associate the ADC Product with the Competitive Product, and (b) not associating the Trademarks with any Competitive Product in advertising, press releases, and other promotional and marketing materials.

12.   CONFIDENTIALITY

      12.1 RESTRICTION ON USE. Except as expressly permitted by this Agreement, each party ("Recipient"), its employees, and its contractors will not use in any way for its own account or the account of any third party, nor disclose to any third party, any Confidential Information revealed to it by the other party ("Disclosing Party") without the Disclosing Party's prior written consent; provided, however, that if any Confidential Information of the other party is required to be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, then the Recipient shall provide written notice thereof to the Disclosing Party as soon as



                                      11.

practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Recipient is legally compelled to disclose such information, disclosure of such information may be made without liability).

      12.2 DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" consists of (a) any information designated by the Disclosing party in writing as confidential, (b) the Packeteer Software Source and the Packeteer Software Information, (c) the source code and technical documentation for the ADC Product, and (d) the terms and conditions of this Agreement. Information in oral form will be considered Confidential Information only to the extent it is (x) identified as confidential prior to disclosure and (y) summarized in writing and transmitted to the Recipient, identified as proprietary, within thirty (30) days after the oral disclosure.

      12.3 EXCLUSIONS FROM DEFINITION OF CONFIDENTIAL INFORMATION. Confidential Information will not include, and this PARAGRAPH 12 ("Confidentiality") will not apply to information that (a) was known to the Recipient prior to its receipt from the Disclosing Party; (b) is or becomes public knowledge without fault of Recipient; (c) is acquired by Recipient from a third party with the right to disclose same and without binder of secrecy;
(d) is independently developed by a party without using the other party's Confidential Information; or (e) has been approved for release by written authorization of the Disclosing Party.

      12.4 STANDARD OF CARE. Each party will use the same standard of care that it applies to its own Confidential Information, but in no event less than reasonable care. Each party agrees to notify the other promptly in the event of any breach of confidentiality or security under conditions in which it would appear that any Confidential Information was prejudiced or exposed to loss, and will, upon request of the other, take all reasonable steps necessary to recover any compromised trade secrets disclosed to it or placed in its possession by virtue of this Agreement. Without limiting the generality of the foregoing, ADC agrees to comply with the terms of ATTACHMENT E ("Secure Procedures") regarding the handling of the Packeteer Software.

13.   LIMITATION OF LIABILITY

EXCEPT IN THE CASE OF WILLFULNESS OR GROSS NEGLIGENCE, NEITHER PACKETEER NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, OR AGENTS WILL BE LIABLE TO ADC OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR REVENUES) OR SIMILAR DAMAGES, WHETHER BASED ON TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT, OR OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF PACKETEER HAS BEEN ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IN THE EVENT OF FAILURE OF EXCLUSIVE REMEDIES. In no event will Packeteer's liability under this Agreement, including claims for contribution or indemnity, exceed the greater of US $100,000 (One Hundred Thousand Dollars) and all fees paid pursuant to this Agreement in the twelve (12) months preceding the claim giving rise to such liability.


                                      12.

14.  TERM AND TERMINATION

     14.1 TERM. The initial term of this Agreement will be five (5) years from the Effective Date. At the conclusion of such term (or any subsequent renewal term), the Agreement will automatically renew for another three (3) year term unless either party has given written notice to the other at least sixty (60) days prior to the renewal date of such party's intention not to renew the Agreement.

     14.2 TERMINATION FOR MATERIAL BREACH. Either party may terminate this Agreement if the other party has breached any material term of this Agreement and such breach remains uncured for forty five (45) days after written notice of such breach (which notice will, in reasonable detail, specify the nature of such breach).

     14.3 BANKRUPTCY. A party may terminate this Agreement upon written notice to the other in the event the other (a) becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (b) files a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended; (c) any third party files against it such a petition, or an application for a receiver of either party is made by anyone and such petition or application is not resolved favorably within sixty (60) days; or
(d) discontinues its business.

     14.4 LIMITED DISTRIBUTION RIGHT UPON NONRENEWAL. In the event that Packeteer elects to renew this Agreement under the terms of PARAGRAPH 14.1 ("Term"), ADC will be permitted, for a period of [*] years from such election (the "Extension Term"), to continue to sell the ADC Product in the from in which such ADC Product exists at the time of such election (the "Latest ADC Product"), subject to ADC's continued compliance with the terms of this Agreement. During the Extension Term, ADC may sell the Latest ADC Product only to those End Users who were bound by End User Licenses as of the Date of Packeteer's election not to renew, and not to new customers. During the Extension Term (a) ADC's royalty obligations with respect to distributions of the Latest ADC Product will persist, (b) Packeteer will have no obligation to provide any maintenance or technical support to ADC, and (c) ADC may not distribute the Latest ADC Product under the Packeteer Trademarks. The following sections will be of effect during the Extension Term, and all other sections will terminate: PARAGRAPHS 1 ("Definitions"), 2.2 ("Distribution License")(but only the first sentence), 2.3 ("Exclusions"), 2.6 ("End User License"), 4.3 ("End User Support"), 5 ("Payments")(excluding PARAGRAPH 5.2 ("Annual Maintenance")), 9 ("Indemnity"), 10 ("Protection of Proprietary Rights"), 12 ("Confidentiality"), 13 ("Limitation of Liability"), 14 ("Term and Termination"), 15 ("No Patent License."), and 16 ("General").

     14.5 OBLIGATIONS ON CANCELLATION, TERMINATION OR EXPIRATION. Upon cancellation, termination, or expiration of this Agreement:

           14.5.1 LICENSES TERMINATED. The licenses granted pursuant to PARAGRAPH 2 ("License Grants") will terminate immediately; provided, however, that ADC will be permitted to sell (for a period of ninety (90) days from termination) any finished inventory of ADC Product then in stock.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      13.

     14.5.2 SAFEGUARDING OF PROPRIETARY RIGHTS. ADC will continue to be responsible for safeguarding the proprietary rights of Packeteer and Packeteer's suppliers in accordance with this Agreement, including PARAGRAPHS 10 ("Protection of Proprietary Rights"), 11 ("Trademarks"), and ATTACHMENT E ("Secure Procedures") after such cancellation, termination, or expiration.

     14.5.3 RETURN OR DESTRUCTION OF PACKETEER INFORMATION. Except for the limited exemption set forth in PARAGRAPH 14.5.1 ("Licenses Terminated") permitting ADC to sell out existing inventory, ADC will immediately discontinue use and distribution of the Packeteer Software, and return or destroy all copies of the Packeteer Software and any Packeteer deliverables in its possession (including copies placed in any storage device under ADC's control); provided, however, that ADC may keep a reasonable number of copies for supporting existing End Users. Upon Packeteer's request, ADC will warrant in writing to Packeteer compliance with this PARAGRAPH 14.5.3.

     14.5.4 PAYMENT. The payment date of all monies due Packeteer will automatically be accelerated so that they will become due and payable on the effective date of termination, even if longer terms had been provided previously.

     14.5.5 CONTINUED USE BY END USERS. End Users will be permitted the continued and uninterrupted use of the ADC Products for the balance of the term of their End User agreements, as specified in such agreements, provided that and so long as the End Users are not in default of their End User agreements.

     14.5.6 SURVIVAL. The following sections will survive the termination of expiration of this Agreement: PARAGRAPHS 1 ("Definitions"), 2.3 ("Exclusions"),
2.6 ("End User License"), 8 ("Warranty"), 9 ("Indemnity"), 10 ("Protection of Proprietary Rights"), 12 ("Confidentiality"), 13 ("Limitation of Liability"), 14 ("Term and Termination"), 15 ("No Patent License."), and 16 ("General").

15.  NO PATENT LICENSE.

     15.1 PACKETEER PATENTS. As used herein, "Packeteer Patent Right" means any right arising under any United States or foreign patent now owned by, or later issued or assigned to Packeteer, applicable to the Packeteer Software. Packeteer covenants that, to the extent that ADC, ADC's sublicensees as authorized in this Agreement, ADC's End Users, and ADC's other direct and indirect customers of Packeteer Software (collectively "Customers") exercise the rights expressly granted in PARAGRAPH 2 ("License Grants") to ADC, or which ADC is authorized to grant to Customers herein, Packeteer will not (a) assert any Packeteer Patent Right against ADC, (b) assert any Packeteer Patent Right against Customers, or (c) require any additional fee or royalty from ADC or Customers based upon any Packeteer Patent Right. Except to the extent of such covenant not to assert any Packeteer Patent Right, nothing contained herein will be construed as conferring, by implication, estoppel, or otherwise, any license or right with respect to any Packeteer Patent Right.

     15.2 ADC PATENTS. As used herein, "ADC Patent Right" means any patent right arising under any United States or foreign patent issued or assigned to ADC and having a filing


                                      14.

date after the inventor had access to the Packeteer Software in which (a) an inventor is (1) an employee of ADC who has had access to the Packeteer Software or (2) an independent contractor who has had access to the Packeteer Software and has assigned patent rights in the claimed invention to ADC and (b) the Packeteer Software contributed to the claimed invention. ADC Patent Right will not include any patent applications filed three (3) years after termination or expiration of this Agreement. ADC covenants that it will not (a) assert any ADC Patent Right against Packeteer or against its sublicensees or customers for products of a similar nature to that distributed by ADC, or (b) require any fee or royalty from Packeteer or such sublicensees or customers for the sale of such products based upon ADC Patent Rights. Except to the extent expressed above, nothing contained herein will be construed as conferring, by implication, estoppel, or otherwise any license or right with respect to any ADC Patent Right.

16.  GENERAL

     16.1 GOVERNING LAW. This Agreement will be governed in all respects by the laws of the United States of America and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

     16.2 GOVERNING LANGUAGE. This governing language and any interpretation or construction of this Agreement will be English.

     16.3 FORUM. All disputes arising under this Agreement may be brought in the state and federal courts located in San Jose, California, or Minneapolis, Minnesota as permitted by law. ADC and Packeteer consent to the personal jurisdiction of the above courts.

     16.4 NOTICES. All notices or reports permitted or required under this Agreement will be in writing and will be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices will be sent to the addresses set forth in the introductory paragraph of this Agreement and shall be sent to the attention of the Chief Financial Officer, or to such other address or person as may be designated in writing.

     16.5 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement relating to the protection of intellectual property rights (including, but not limited to, PARAGRAPHS 2 ("License Grants"), 10 ("Protection of Proprietary Rights"), 11 ("Trademarks"), 12 ("Confidentiality"), ATTACHMENT D ("Packeteer Trademarks"), and ATTACHMENT E ("Secure Procedures") may cause the other party irreparable damage for which recovery of money damages would be inadequate, and that a party will therefore be entitled to obtain timely injunctive relief (whether by arbitral or judicial authority) to protect its rights under this Agreement in addition to any and all remedies available at law.

     16.6 NO AGENCY. Nothing contained herein will be construed as creating any agency, partnership, or other form of joint enterprise between the parties.




                                      15.

     16.7 FORCE MAJEURE. Neither party will be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

     16.8 WAIVER. The failure of either party to require performance by the other party of any provision hereof will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     16.9 SEVERABILITY. In the event that any provision of this Agreement will be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable decisions.

     16.10 HEADINGS. The Paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such Paragraph or in any way affect this Agreement.

     16.11 ASSIGNMENT. Neither this Agreement nor any rights or obligations of ADC hereunder may be assigned or transferred by ADC in whole or in part, whether by operation of law or otherwise, without the prior written approval of Packeteer which shall not unreasonably be withheld. For the purposes of this Paragraph, a change in ownership or sale of substantially all of the assets of ADC or the business division of ADC primarily involved in this Agreement shall not be considered an assignment or transfer of ADC's rights. Packeteer may exercise full transfer and assignment rights in any manner at Packeteer's discretion and specifically may sell, pledge, or otherwise transfer its right to receive royalties under this Agreement.

     16.12 EXPORT. ADC acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the Packeteer Software licensed hereunder. ADC agrees that it will not export or re-export the Packeteer Software or ADC Product in any form, without the appropriate United States and foreign governmental licenses, if legally required. ADC agrees that its obligations pursuant to this Paragraph will survive and continue after any termination or expiration of rights under this Agreement.

     16.13 FULL POWER. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on each party's behalf has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

     16.14 ENTIRE AGREEMENT. This Agreement together with the Attachments and appendices completely and exclusively states the agreement of the parties regarding its subject matter. If supersedes, and its terms govern, all prior proposals, agreements, or other



                                      16.

communications between the parties, oral or written, regarding such subject matter. This Agreement will not be modified except by a subsequently dated written amendment signed on behalf of all parties by their duly authorized representative and any provision of a purchase order purporting to supplement or vary the provisions hereof will be void.

     16.15 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereof have caused this OEM Agreement to be executed by their duly authorized representatives as of the Effective Date.


PACKETEER, INC.                         ADC TELECOMMUNICATIONS, INC.

/s/  CRAIG ELLIOTT                      /s/  WILLIAM L. MARTIN
-----------------------------------     ---------------------------------
By:  Craig Elliott                      By:  William L. Martin
     ------------------------------          ----------------------------
Its: President & CEO                    Its: President ADC/BBG
     ------------------------------          ----------------------------


                                      17.

                                  ATTACHMENT A

                               PACKETEER SOFTWARE

PACKETEER SOFTWARE

The document entitled "PACKETSHAPER/ADC OEM DELIVERABLES is fully incorporated within this Attachment A and is directly attached hereto. The Packeteer Software is limited to the specific modules identified in Section 6.1 of that document, and to the functionality set forth in Section 6.2 of that document.


EXCLUDED COMPONENTS

None. This list may be modified by Packeteer upon written notice to ADC.



                                      A-1.

                                  ATTACHMENT B

                    PACKETSHAPER: OEM SOFTWARE PORTING GUIDE


THE DOCUMENT ENTITLED "PACKETSHAPER PORTING GUIDE," REVISION 1.10, DATED 11/9/98 IS FULLY INCORPORATED WITHIN THIS ATTACHMENT B AND IS DIRECTLY ATTACHED HERETO.



                                      B-1.

                                  ATTACHMENT C

                      PACKETEER END USER LICENSE AGREEMENT

The following is a sample form of the Packeteer End User Agreement as of the Effective Date:

    "THIS AGREEMENT IS PROOF OF YOUR RIGHT TO USE THE SOFTWARE CONTAINED IN THE PACKETEER PACKETSHAPER PRODUCT AND CONTAINS ADDITIONAL INFORMATION
     CONCERNING PACKETEER'S PRODUCT WARRANTY AND LIMITATIONS OF LIABILITY.
                           PLEASE READ IT CAREFULLY.

This Agreement is between you (either an individual or an entity) and PACKETEER, INC. ("Packeteer"). Packeteer is willing to grant you the following rights to use the software incorporated in or supplied with the Packeteer PacketShaper product and its accompanying documentation (collectively, the "Packeteer Software") only if you agree to be bound by all of the terms of this Agreement. By installing the product (the "Equipment") or using the Packeteer Software, you agree to be bound by all the terms of this Agreement. If you do not agree to be bound by any of the terms of this Agreement, Packeteer is unwilling to grant you any rights to use the Packeteer Software and you must not use the Packeteer Software or the Equipment; instead you must promptly return the Equipment and Packeteer Software for a full refund to Packeteer or to the authorized Packeteer reseller that provided you with the product.

1. OWNERSHIP: The Packeteer Software is and shall remain a proprietary product of Packeteer. Packeteer and Packeteer's suppliers shall retain ownership of all patents, copyrights, trademarks, trade names, trade secrets and other proprietary rights relating to or residing in the Packeteer Software and Equipment. Except for the license grant provided in Paragraph 2, you shall have no right, title or interest in or to the Packeteer Software. The Packeteer Software is licensed, not sold, to you for use only under the terms of this Agreement.

2. GRANT OF LICENSE: Packeteer grants you a non-transferable (except as set forth in this Paragraph) non-exclusive, restricted right to use the Packeteer Software as incorporated in or supplied with the Equipment and solely in connection with the operation of the Equipment for your own internal business purposes. You understand that Packeteer may update the Packeteer Software at any time and in doing so incurs no obligation to furnish such updates to you pursuant to this Agreement. You may transfer the license to use the Packeteer Software only in connection with a sale or transfer of the Equipment and as included with the Equipment and not on a standalone basis, provided the buyer or transferee agrees to be bound by the terms and conditions of this Agreement.

3. RESTRICTIONS: Packeteer reserves all rights in the Packeteer Software not expressly granted to you. Except as permitted in Paragraph 2, you may not use, copy, modify, create derivative works of, distribute, sell, assign, pledge, sublicense, lease, loan, rent, timeshare, deliver or otherwise transfer the Packeteer Software, nor permit any other party to do any of the foregoing. You may not remove from the Packeteer Software, or alter, any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Packeteer Software. To the extent permissible by applicable law, you may not derive or attempt to derive the source code of the Packeteer Software by any means, nor permit any other party to derive or attempt to derive such source code. To the extent permissible by applicable law, you may not reverse engineer, decompile, disassemble, or translate the Packeteer Software or any part thereof.

4. LIMITED WARRANTY: Packeteer does not warrant that the functions contained in the Packeteer Software and Equipment will meet your requirements or that the operation of your Packeteer Software or Equipment will be uninterrupted or error free. Packeteer warrants that for a period of ninety (90) days from your date of receipt of the Equipment and Packeteer Software, (a) the Equipment will be free of any defects in materials and workmanship and (b) the Packeteer Software will perform substantially in accordance with the accompanying documentation. This limited warranty is void if failure of the Equipment or Packeteer Software to conform with the warranty has resulted from improper installation, testing, misuse, neglect, accident, fire or other hazard, or any breach of this Agreement.

5. LIMITED REMEDIES: In the event of a breach of the foregoing limited warranty, you must return the Equipment and Packeteer Software to Packeteer or the Packeteer authorized reseller that provided you with the Packeteer Software, postage prepaid, before the expiration of the warranty period, with a copy of the invoice for the unit. Packeteer's sole and exclusive obligation and your sole and exclusive remedy shall be, at Packeteer's sole discretion, to either (a) repair the Packeteer Software or Equipment; (b) provide a replacement unit or a replacement copy of the Packeteer Software or (c) refund the amount you paid for the unit and terminate this Agreement. Any replacement copy of the Packeteer Software or replacement Equipment unit will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

6. NO OTHER WARRANTIES: OTHER THAN THE FOREGOING LIMITED WARRANTY, PACKETEER HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. SOME JURISDICTIONS DO NOT ALLOW THE DISCLAIMER OF IMPLIED WARRANTIES, SO THE ABOVE DISCLAIMER MAY NOT APPLY TO YOU. IN WHICH CASE THE DURATION OF ANY SUCH IMPLIED WARRANTIES IS LIMITED TO SIXTY (60) DAYS FROM THE DATE THE EQUIPMENT AND PACKETEER SOFTWARE ARE RECEIVED BY YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER LEGAL RIGHTS WHICH VARY FROM JURISDICTION TO JURISDICTION.

7. LIMITATION OF LIABILITY: PACKETEER'S AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT, THE PACKETEER SOFTWARE AND THE EQUIPMENT, REGARDLESS OF THE FORM OF THE ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED THE AMOUNT PAID BY YOU TO

PACKETEER. PACKETEER SHALL NOT BE LIABLE TO YOU FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOSS OF DATA, EQUIPMENT DOWNTIME OR LOST PROFITS), EVEN IF PACKETEER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. THE LIMITED WARRANTY, LIMITED REMEDIES AND LIMITED LIABILITY PROVISIONS CONTAINED IN THIS AGREEMENT ARE FUNDAMENTAL PARTS OF THE BASIS OF PACKETEER'S BARGAIN HEREUNDER, AND PACKETEER WOULD NOT BE ABLE TO PROVIDE THE PACKETSHAPER TO YOU ABSENT SUCH LIMITATIONS.

9. GOVERNMENT END USERS. The Packeteer Software is comprised of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (SEPT 1995) and is provided to the Government (a) for acquisition by or on behalf of civilian agencies, consistent with the policy set forth in 48 C.F.R. 12.212; or (b) for acquisition by or on behalf of units of the Department of Defense, consistent with the policies set forth in 48 C.F.R. 227-7202-1 (JUN 1995) and 227-7202-3 (JUN 1995).

10. EXPORT CONTROL. Since the Packeteer Software is subject to the export control laws of the United States, you may not export or reexport the Packeteer Software without the appropriate United States and foreign government licenses. You shall otherwise comply with all applicable export control laws and shall defend, indemnify and hold Packeteer and all Packeteer suppliers harmless from any claims arising out of your violation of such export control laws.

11. GENERAL. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect. This Agreement is the final, complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements relating to such subject matter, whether oral or written. Should you have any questions regarding this Agreement, or if you desire to contact Packeteer for any reason, please write to: Packeteer, Inc., 10495 N. De Anza Blvd., Cupertino, California 95014, U.S.A."



                                      C-2.

                                  ATTACHMENT D

                              PACKETEER TRADEMARKS

Packeteer may adopt certain trademarks, trade names, marks, and logos ("Trademarks") from time to time in its sole discretion. The following Packeteer Trademarks are licensed to ADC pursuant to this Agreement:

                             [PACKETEER INC. LOGO]

The above trademark is designated to be included on the front panel of the ServicePoint product(s). Pending platform(s) design, this trademark use will be in the lower right hand corner of the front panel.

The Trademarks may be modified at any time by Packeteer.

                          USE OF PACKETEER TRADEMARKS

1. OWNERSHIP OF TRADEMARKS. ADC acknowledges the ownership of the Packeteer Trademarks in Packeteer. ADC agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks by ADC will inure to the benefit of and be on behalf of Packeteer. ADC acknowledges that Trademarks are valid under applicable law and that ADC's utilization of the Trademarks will not create any right, title or interest in or to such Trademarks. ADC acknowledges Packeteer's exclusive right to use of the Trademarks and agrees not to do anything contesting or impairing the trademark rights of the Packeteer. Any use of the Trademarks must identify Packeteer as the owner of such Trademarks.

2. QUALITY STANDARDS. Packeteer hereby appoints ADC as its representative for the limited purpose of controlling the quality of the ADC Products and any other products or services it supplies in connection with the use of the Trademarks. ADC agrees that (a) the nature and quality of the ADC Products and any other products or services it supplies in connection with use of the Trademarks will conform to the standards set by Packeteer, and (b) it will cooperate with Packeteer in facilitating Packeteer's monitoring and control of the nature and quality of such products and services. Such assistance will include supplying Packeteer, upon its request, with specimens of its use of the Trademarks, including supplying samples of reprinted documentation, translations, product packaging and promotional materials that use the Trademarks in conjunction with ADC's marketing of ADC Products. Upon reasonable notice to ADC and at Packeteer's sole expense, Packeteer may conduct an inspection of such specimens at facilities of its choosing to determine conformance with the standards. ADC will, at Packeteer's request and expense, assist Packeteer in conducting such inspection and testing including, but not limited to, providing Packeteer with applicable hardware. If, at any time, Packeteer determines that ADC has not met the Packeteer quality standards, Packeteer will so advise ADC and, upon ADC's receipt of such notice by any means, ADC will have thirty (30) days to improve the quality to the standard previously approved by Packeteer, or to cease the use of all Trademarks.



                                      D-1.

ADC will comply with all applicable laws and regulations pertaining to the use of the Trademarks and to the distribution and advertising of the ADC Products; however, Packeteer shall obtain all appropriate government approvals pertaining to the use of the Trademarks.

3. INFRINGEMENT PROCEEDINGS. ADC agrees to notify Packeteer of any unauthorized use of the Trademarks by others promptly as it comes to ADC's attention. Packeteer will have the sole right and discretion to bring infringement or unfair competition proceedings involving the Trademarks.

4. ADC'S USE OF TRADEMARKS. Except as set forth otherwise in the Agreement, ADC agrees that it will (a) prominently and permanently include the Packeteer Trademarks on all copies of the Packeteer Software and on any ADC Products distributed to End Users (b) use the Packeteer Trademarks, including the Packeteer logo, in any advertising or printed materials concerning the ADC Products, (c) use all applicable Trademarks on all copies, advertisements, brochures, manuals, packaging and other appropriate uses made in the promotion, sale or use of the ADC Products, and (d) ensure that the logo set forth above will appear prominently on the logon screen, splash screen, or other first display created by the Packeteer Software when End Users initialize the Packeteer Software.

5. TRADEMARK REGISTRATIONS. ADC, at Packeteer's request and expense, will (a) promptly provide Packeteer with any specimens, (b) execute all applications for trademark registrations, assignments or other applicable documents, and (c) perform any other act reasonably necessary for Packeteer to secure or maintain any and all trademark rights in any country in which ADC is marketing the ADC Products in association with a Trademark. ADC's responsibilities will include complying with the formalities of local law, including, but not limited to, executing any application for registration as a registered user, executing additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the trademarks in any other applicable documents.

6. NO UNITARY OR COMPOSITE TRADEMARKS. ADC agrees not to use any other trademark or service mark in close proximity to any of the Packeteer Trademarks or combine the marks so as to effectively create a unitary composite mark without the prior written approval of Packeteer.



                                      D-2.

                                  ATTACHMENT E

                               SECURE PROCEDURES


     1. AUTHORIZED EMPLOYEES AND CONTRACTORS. ADC agrees that it will not disclose all or any portion of the Packeteer Software to third parties, with the exception of authorized employees ("Authorized Employees") and authorized contractors ("Authorized Contractors") (subject to ADC's having obtained authorization for use of such contractors in accordance with PARAGRAPH 2 of this ATTACHMENT E, below) who (a) require access thereto for a purpose authorized by this Agreement, (b) have signed an employee or contractor agreement in which such employee or contractor agrees to protect third party confidential information and (c) in the case of disclosure of Packeteer Software Source or Packeteer Software Information ("Source Information"), have received a notice of confidentiality prior to access to such Source Information, and again upon any termination of such access, that contains, at a minimum provisions substantially in accordance with the following:

     "Recipient has previously signed an agreement with ADC pursuant to which Recipient has agreed to maintain the confidentiality of confidential information of ADC and its suppliers (the "Confidential Information") and to use the Confidential Information solely for ADC's benefit. The purpose of this notice is to apprise Recipient that Recipient will be receiving certain proprietary information of Packeteer, including internal source code, interface specifications and related documentation for the Packeteer product and related Packeteer information, all of which is of a confidential nature and which contains valuable trade secrets, known-how, and proprietary information of Packeteer (the "Packeteer Information") and which constitutes Confidential Information under Recipient's agreement with ADC.

     This is to inform Recipient that the Packeteer Information cannot be used for any purpose except for the specific purposes which ADC or Packeteer authorize in writing and that Recipient is not authorized to disclose the Packeteer Information to any person at any time except to employees of Packeteer and to those Authorized Employees and Authorized Contractors which ADC informs Recipient are authorized to receive such Packeteer Information.

     All materials including, without limitation, programs, recorded information, documents, drawings, models, apparatus, sketches, designs, and lists furnished to Recipient by ADC or Packeteer which are designated in writing to be the property of Packeteer remain the property of Packeteer and must be returned to Packeteer promptly at its request, together with any copies or modifications thereof."

ADC guarantees the compliance of all such Authorized Employees and Authorized Contractors with their obligations under such confidentiality agreements.

     2. PRIOR APPROVAL OF CONTRACTORS. Notwithstanding the provisions in this ATTACHMENT E permitting Authorized Contractors to have access to Source Information, ADC may not permit a contractor to come into contact with Source Information, or engage in the


                                      E-1.

development of the Ported Software hereunder unless ADC has first obtained such authorization in writing from Packeteer. Packeteer, in its sole discretion, may withhold such approval in the event that a contractor (or contractor's employer) to whom ADC intends to disclose Source Information is engaged in Competitive Product development, either for its own benefit or for the benefit of a third party, or if Packeteer believes that the contractor may be engaged in similar product development, and ADC cannot assure Packeteer to its satisfaction that contractor, while engaged in supporting such development activities, will be able to refrain from commingling or sharing any portion of the Source Information with any such Competitive Product development.

     3.   PACKETEER SUPPORT INFORMATION.

          3.1 ADC will ensure that all Source Information received from Packeteer, and copies made thereof, will be properly marked or otherwise appropriately identified as Packeteer Information before being made available to Authorized Employees and Authorized Contractors hereunder.

          3.2 ADC will ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Source Information as ADC uses to protect its own confidential information of a like nature, but in no event will the safeguards for protecting such Packeteer Support Information be less than a reasonably prudent business would exercise under similar circumstances. ADC will take prompt and appropriate action to prevent unauthorized use or disclosure of Source Information.

          3.3 ADC will instruct Authorized Employees and Authorized contractors not to copy Source Information on their own, and not to disclose Source Information to any one not authorized to receive it.

          3.4 Source Information will be handled, used, and stored solely at the Development Site. The Source Information will not be stored on any computer or network which is accessible from outside of the Development Site or by people other than Authorized Employees or Authorized Contractors.

          3.5 ADC will provide Packeteer with a log of all Authorized Employees and Authorized Contractors who have access to the Source Information and who have had access in the preceding five (5) years.

     4. TRADE SECRETS. The Packeteer Software, including the techniques, algorithms, and processes contained in the Packeteer Software which have been developed, acquired, or licensed by Packeteer, or any modification or extraction thereof, constitute trade secrets of Packeteer and/or its suppliers, and will be used by ADC only in accordance with the terms of this Agreement. ADC will take all measures reasonably required to protect the proprietary rights of Packeteer and its suppliers in the Packeteer Software and will promptly notify Packeteer of any lost or missing items and take all reasonable steps to recover such items. ADC agrees that it will not attempt to reverse engineer any portion of the Packeteer Software which is provided to ADC solely in object code form.

     5. NO COMMINGLING OF TECHNOLOGY. If ADC engages in development of products (other than the Ported Software) that are comparable to the Packeteer Software

                                      E-2.

("Comparable Products") during the term of this Agreement, it will ensure that there is no sharing with such Comparable Products development any of the following: (a) design documents of schematics supplied by Packeteer; (b) Source Information or other information based upon or derived from the Source Information; or (c) any computing resources (including, but not limited to, computer systems and network storage devices), or (d) personnel with access to any of (a)-(c) above. ADC will ensure that all Authorized Employees and Authorized Contractors who have had previous access to the Packeteer Software will be precluded for a period of twenty-four (24) months after their latest access to such Packeteer Software from being employed in any Comparable Product development (either internally or externally) by or for ADC or any Competitive Product (as defined in PARAGRAPH 10.8 ("Access") of this Agreement) or Comparable Product development for any third parties. "Employment in any Competitive (or Comparable) Product development" will be defined as having direct access to, or producing any specifications, documentation, or source code, for components of a Competitive (or Comparable) Product.

     6. PROPRIETARY RIGHTS AUDIT. During the term of the Agreement and for a period of twenty-four (24) months thereafter, an independent auditor selected by Packeteer will have access to such portion of ADC's records and premises to allow Packeteer to determine whether ADC is substantially in compliance with this ATTACHMENT E and PARAGRAPH 10 ("Protection of Proprietary Rights") of the Agreement. In no event will audits be made hereunder more frequently than twice per year. Such access will be (a) during ADC's regular business hours, (b) arranged so that, to the extent possible, ADC's regular business activities are minimally disrupted and (c) under the terms of an appropriate confidentiality agreement executed by the individual(s) conducting such audit. ADC will immediately correct any deficiencies discovered in the course of the audit.


                                      E-3.

                                  ATTACHMENT F

                         SPECIFICATIONS FOR ADC PRODUCT


A ServicePoint device is a WAN access termination hardware device.

ServicePoint MAS (Modular Access Solutions) is a software base capable of running on ADC's ServicePoint line of WAN access termination hardware devices or its partners WAN access termination hardware devices.

ServicePoint MAS software will, after the Effective Date of the Agreement to which this Attachment F is attached, always include the [*].

Some configurations of the ServicePoint MAS software may also enable the [*].

The ServicePoint MAS software otherwise includes at least one of the following capabilities in any combination:

[*].



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                      F-1.

                                  ATTACHMENT H

                               SOURCE CODE SITES

ADC Kentrox facility in Portland, Oregon.

     14375 Northwest Science Park Drive
     Portland, OR 97229

ADC Kentrox facility in the San Francisco bay area (Silicon Valley).

     (As of 12/98)
     2755 Campus Drive, Suite 165
     San Mateo, CA 94403

     (As of 1/99)
     800 El Camino Real, Suite 100
     Mountain View, CA







                                      H-1.

                                   SCHEDULE I

                                      FEES

I.   PRODUCT DISTRIBUTION. ADC will pay Packeteer:

     A.   APPLICATION DISCOVERY SOFTWARE PACKAGE:

          $[*] for each ADC Product distributed by or on behalf of ADC in which the Application Discovery Software Package is included. ADC will make minimum royalty payments (on a quarterly basis) for Application Discovery for the first two years from the FCS Date (as defined in Section III below) as set forth below.

          Application    Discovery
          royalties                                              Annual Minimum
          Year                               ADC Prepaid Units   Royalty amount
          1                                        [*]            [*]
          2                                        [*]            [*]

          The minimum quarterly payments due for Application Discovery Software Package units:

          Year                         Quarter 1     Quarter 2     Quarter 3     Quarter 4
          1      Total = [*]           [*]           [*]           [*]           [*]
          2     Total = [*]            [*]           [*]           [*]           [*]

          B. RATE CONTROL SOFTWARE PACKAGE:

          ADC will pay Packeteer the following for each unit distributed with Rate Control functionality and for each unit upgrade to include Rate Control functionality

                 First [*] units          Per T1 port or equivalent     [*]
                                          in the United States, and
                                          per E1 port or equivalent
                                          in International markets

             Units [*] to [*]             Per T1 port or equivalent     [*]
                                          in the United States, and
                                          per E1 port or equivalent
                                          in International markets

            Units [*] to [*]              Per T1 port or equivalent     [*]
                                          in the United States, and
                                          per E1 port or equivalent
                                          in International markets

          For all units over [*]          Per T1 port or equivalent     [*]
                                          in the United States, and

                                  SCHEDULE-1.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           per E1 port or equivalent
                            in International markets


ADC will make minimum royalty payments (on a quarterly basis) for units which include (or are upgraded to) Rate Control Software Package for the first two years of the Agreement as set forth below:

Rate Control royalties
Year                          ADC Prepaid              Annual Minimum
                                    Units              Royalty amount
1                                     [*]                         [*]
2                                     [*]                         [*]

The minimum quarterly payments due for Rate Control Software Package units:

Year                               Quarter 1           Quarter 2           Quarter 3            Quarter 4
1    Total = [*]                         [*]                 [*]                 [*]                  [*]
2    Total = [*]                         [*]                 [*]                 [*]                  [*]

ADC will make payments for the prepaid royalty commitments for both the Application Discovery and Rate Control packages on a quarterly basis for the first two years. After the first two years (and not during such two-year period), if the royalty commitments previously paid exceed the amounts due for the units already shipped, ADC may apply such balance to future units shipped in accordance with the royalty schedule set forth above.

II. MAINTENANCE RELEASES. There is no further royalty due to Packeteer for any copies of any Updates distributed to End Users.

     The Maintenance Fee will be [*] annually and paid at the beginning of the period. This fee will commence at the beginning of the second year of the Agreement.

III. TIMING OF PAYMENTS. The initial obligation to pay the royalties set forth above shall commence upon the earlier of (i) the first commercial shipment of an ADC Product unit to the distribution channel (the "FCS Date") and (ii) July 1, 1999, and shall continue for two years thereafter. The quarterly payments due shall accompany the reports furnished under PARAGRAPH 5.5 ("Reporting"). In the event that ADC's royalty obligations for units shipped during any quarter exceeds the minimum quarterly royalty obligation payable for such quarter, ADC shall remit the additional royalties due along with the other quarterly payments for such quarter.

References to calendar quarters and year periods for the royalty obligations (but not the maintenance payments) set forth in Section I above are measured from the FCS Date.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      G-2.